Exhibit 5.1

March 1, 2022

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as counsel for Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Amendment”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to, among other things, the issuance and sale, from time to time pursuant to Rule 415 promulgated under the Securities Act, of various debt and equity securities of the Company with an aggregate public offering price of up to $300,000,000. The securities offered by the Company and sold pursuant to the Registration Statement (collectively, the “Securities”) may be all or any combination of: (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, in one or more series (the “Preferred Stock”); (iii) depositary receipts evidencing depositary shares representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”); (iv) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”); and (vii) units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, or Rights (the “Units”).

The Debt Securities, if any, will be issued under one or more indentures in substantially the form filed as an exhibit to the Registration Statement to be entered into between the Company and a trustee (the “Trustee” and each such indenture, an “Indenture”). The Warrants, if any, may be issued under one or more warrant agreements in customary form to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent” and each such warrant agreement, a “Warrant Agreement”). The Rights, if any, may be issued under one or more rights agreement in customary form to be entered into between the Company and a third party, as rights agent (the “Rights Agent” and each such rights agreement, a “Rights Agreement”). The Units, if any, may be issued under one or more unit agreements in customary form to be entered into between the Company and a bank or trust company as unit agent (the “Unit Agent” and each such unit agreement, a “Unit Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus that is a part of the Registration Statement (the “Prospectus”) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below.

In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon certificates and oral or written statements and other information obtained from the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms. We have also assumed that, at the time of the issuance of sale of any Debt Securities, Warrants, Rights, or Units, the issuance and delivery of such securities and the compliance with the Company with the terms of such securities, will not violate any applicable law or result in a violation of any provision of the Article of Incorporation or the Bylaws then in effect or any instrument or agreement then binding upon the Company (including, without limitation, the Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable) or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Debt Securities, when duly authorized and executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be amended or supplemented from time to time, the Warrants, when duly authorized and executed by the Company, authenticated by the Warrant Agent pursuant to the terms of the Warrant Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Rights, when duly authorized and executed by the Company, authenticated by the Rights Agent pursuant to the terms of the Rights Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sough in a proceeding at law or in equity).

4. Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Units, when duly authorized and executed by the Company, authenticated by the Unit Agent pursuant to the terms of the Unit Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sough in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP